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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent of the use in this Registration Statement on Form S-1 of our report dated September 17, 1999 relating to the consolidated financial statements and financial statement schedule of Crossroads Systems, Inc. and Subsidiary, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PRICEWATERHOUSECOOPERS LLP


PricewaterhouseCoopers LLP
Austin, Texas
October 13, 1999